July 8, 1983

Dreyfus New York Tax Exempt

  Bond Fund, Inc.

600 Madison Avenue

New York, New York 10022

Gentlemen:

          We have acted as counsel to Dreyfus New York Tax

Exempt Bond Fund, Inc. (the "Fund") in connection with the

preparation of a Registration Statement on Form N-1,

Registration No. 2-84105 (the "Registration Statement"),

covering shares of Common Stock, par value $.01 per share, of the Fund.

          We have examined copies of the Articles of

Incorporation and By-laws of the Fund, the Registration

Statement, and such other corporate records and documents as we have deemed necessary for the purpose of this opinion.  We have also examined such other documents, papers, statues and

authorities as we deemed necessary to form a basis for the

opinion hereinafter expressed.  In our examination of such

material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to

us.  As to various questions of fact material to such opinion,

we have relied upon statements and certificates of officers and representatives of the Fund and others.

          Attorneys involved in the preparation of this opinion

are admitted only to the bar of the State of New York.  As to various questions arising under the laws of the State of

Maryland, we have relied on the opinion of Messrs, Venable,

Baetjer and Howard, a copy of which is attached hereto.

          Based upon the foregoing, we are of the opinion that

the shares of Common Stock, par value $.01 per share, of the

Fund to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the

Registration Statement, when so issued and paid for, will

constitute validly authorized and issued shares of Common Stock,

fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an

exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any Distributor or dealer in

connection with the registration and qualification of the Fund or its Common Stock under the securities law of any state or jurisdiction.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   STROOCK & STROOCK & LAVAN